                                                                     EXHIBIT 4.2


                         FIRST SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER 5, 1996

                                    BETWEEN

                              HALLIBURTON COMPANY

                                      AND

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                  AS TRUSTEE
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                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----
                                   ARTICLE I

                                  DEFINITIONS

Section 1.1  Definitions.................................................  1
Section 1.2  Administrative Procedures...................................  1
Section 1.3  Business Day................................................  1
Section 1.4  Fixed Rate Notes............................................  1
Section 1.5  Floating Rate Notes.........................................  2
Section 1.6  Maturity Date...............................................  2
Section 1.7  Note Terms Certificate......................................  2
Section 1.8  Notes.......................................................  2
Section 1.9  Stated Maturity Date........................................  2
Section 1.10  Interest Rate Bases; Related Terms.........................  2
Section 1.11  Redemption/Repayment Terms.................................  4
Section 1.12  Record Date................................................  4

                                  ARTICLE II

                              GENERAL PROVISIONS

Section 2.1  Establishment of Series.....................................  4
Section 2.2  Authentication and Issuance.................................  5
Section 2.3  Maturities..................................................  6
Section 2.4  Currency....................................................  6
Section 2.5  Registration................................................  6
Section 2.6  Payments of Principal, Premium and Interest.................  6
Section 2.7  Interest in General.........................................  7
Section 2.8  Interest on Fixed Rate Notes................................  7
Section 2.9  Interest on Floating Rate Notes.............................  7
Section 2.10  Redemption at the Option of the Issuer.....................  9
Section 2.11  Repayment at the Option of the Holder......................  9

                                  ARTICLE III

                                 MISCELLANEOUS

Section 3.1 Counterparts.................................................  9
Section 3.2  Effect of Headings..........................................  9
Section 3.3  Provisions for the Sole Benefit of Parties and Holders......  9

                         FIRST SUPPLEMENTAL INDENTURE

     This First Supplemental Indenture dated as of December 5, 1996 is between Halliburton Company, a Delaware corporation (the "Issuer"), and Texas Commerce Bank National Association, a national banking association, as Trustee, and amends and supplements that certain Second Senior Indenture dated December 1, 1996 between the Issuer and the Trustee (the "Indenture").

                                   RECITALS:

     The Issuer proposes to offer, sell and issue from time to time, at an aggregate initial offering price of up to $300,000,000, certain notes of its series of medium-term notes due nine months or more from date of issue.

     For that purpose, the Issuer proposes, by means of this First Supplemental Indenture, to establish such series of medium-term notes and certain terms and provisions thereof that are different from, or in addition to, those provided in the Indenture and to acknowledge that the remaining terms and provisions of such medium-term notes will be established pursuant to the provisions of Section 2.3 of the Indenture.

     NOW, THEREFORE, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.1 Definitions. Capitalized terms used but not defined herein are defined in the Indenture and are used herein with the definitions ascribed to them therein.

      Section 1.2 Administrative Procedures. The term "Administrative Procedures" shall have the meaning ascribed to such term in Section 2.2 of this First Supplemental Indenture.

      Section 1.3 Business Day. For purposes of the Notes only, the term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day which, for this purpose shall mean a day on which dealings in United States dollars are transacted in the London interbank market.

      Section 1.4 Fixed Rate Notes. The term "Fixed Rate Notes" shall have the meaning ascribed to such term in Section 2.2 of the First Supplemental Indenture.

      Section 1.5 Floating Rate Notes. The term "Floating Rate Notes" shall have the meaning ascribed to such term in Section 2.2 of the First Supplemental Indenture.

      Section 1.6 Maturity Date. The term "Maturity Date" shall have the meaning ascribed to such term in Section 2.3 of this First Supplemental Indenture.

      Section 1.7 Note Terms Certificate. The term "Note Terms Certificate" shall have the meaning ascribed to such term in Section 2.2 of this First Supplemental Indenture.

      Section 1.8 Notes. The term "Notes" shall have the meaning ascribed to such term in Section 2.1 of this First Supplemental Indenture.

      Section 1.9 Stated Maturity Date. The term "Stated Maturity Date" shall have the meaning ascribed to such term in Section 2.2 of this First Supplemental Indenture.

      Section 1.10 Interest Rate Bases; Related Terms. The rate of interest of a Floating Rate Note is determined by reference to one or more of the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate and the Treasury Rate or such other interest rate basis as may be specified in the Note Terms Certificate (each, an "Interest Rate Basis"). Each of the following terms is defined in Exhibit A attached hereto and by this reference incorporated herein: the "CD Rate," the "CMT Rate," the "Commercial Paper Rate," the "Eleventh District Cost of Funds Rate," the "Federal Funds Rate," "LIBOR," the "Prime Rate," and the "Treasury Rate," as well as each of the defined terms used in such definitions. In addition:

          (a) The term "Interest Payment Date" shall have the meanings ascribed to such term in Sections 2.8 and 2.9 of this First Supplemental Indenture.

          (b) The term "Spread" shall mean the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a Floating Rate Note.

          (c) The term "Spread Multiplier" shall mean the percentage of the related Interest Rate Basis or Bases applicable to a Floating Rate Note by which such Interest Rate Basis or Bases shall be multiplied to determine the applicable interest rate on such Floating Rate Note.

          (d) The term "Index Maturity" shall mean the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

          (e) The term "Interest Period" shall have the meaning ascribed to such term in Section 2.7(b) of this First Supplemental Indenture.

          (f) The term "Interest Reset Date" shall mean the date or dates specified in the applicable Note Terms Certificate on which the rate of interest on a Floating Rate Note will be reset.

          (g) The term "Interest Reset Period" shall mean the period, whether daily, weekly, monthly, quarterly, semiannual or annual, between Interest Reset Dates relating to a Floating Rate Note, as specified in the applicable Note Terms Certificate.

          (h) The term "Interest Determination Date" shall mean, (i) with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate, the second Business Day immediately preceding the applicable Interest Reset Date; (ii) with respect to the Eleventh District Cost of Funds Rate, the last Business Day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index; (iii) with respect to LIBOR, the second London Business Day immediately preceding the applicable Interest Reset Date; and (iv), with respect to the Treasury Rate, the day in the week in which the Interest Reset Date occurs on which Treasury Bill are normally auctioned (except that if the auction is held on the Friday of the immediately preceding week, the Interest Determination Date shall be that Friday). The Interest Determination Date pertaining to a Floating Rate Note the interest rate of which is determined by reference to two or more Interest Rate Bases shall be the second Business Day next preceding the Interest Reset Date for such Floating Rate Note on which each Interest Rate Basis in determinable; each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

          (i) The term "Maximum Interest Rate" shall have meaning ascribed to such term in Section 2.9 of this First Supplemental Indenture.

          (j) The term "Minimum Interest Rate" shall have meaning ascribed to such term in Section 2.9 of this First Supplemental Indenture.

          (k) The term "Calculation Agent" shall mean an agent appointed from time to time by the Issuer for the purpose of determining the rates of interest in effect from time to time with respect to one or more issues of Notes and calculating the amount of interest payable from time to time with respect thereto. Unless otherwise specified in the Note Terms Certificate with respect to an issue of Notes, the Calculation Agent shall be the New York affiliate of the Trustee.

          (l) The term "Calculation Date", as it pertains to any Interest Determination Date, shall, unless otherwise specified in the applicable Note Terms Certificate, mean the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     Section 1.11  Redemption/Repayment Terms.

          (a) The term "Initial Redemption Date" shall mean the date set forth on the face of a Note that is the first date on which a Note that is subject to redemption prior to its Stated Maturity Date at the option of the Issuer may be redeemed.

          (b) The term "Redemption Price" shall mean, with respect to a Note that is redeemable prior to its Stated Maturity Date at the option of the Issuer, an amount equal to the Initial Redemption Percentage specified in the applicable Note Terms Certificate, as adjusted by any applicable Annual Redemption Percentage Reduction, multiplied by the unpaid principal amount to be redeemed.

          (c) The term "Initial Redemption Percentage" shall mean, with respect to a Note that is redeemable prior to its Stated Maturity Date at the option of the Issuer, the percentage specified in the applicable Note Terms Certificate, which Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed.

          (d) The term "Annual Redemption Percentage Reduction" shall mean the percentage specified as such in the applicable Note Terms Certificate.

          (e) The term "Optional Repayment Date" shall mean the date set forth on the face of a Note that is the first date on which a Note that is subject to repayment prior to its Stated Maturity Date at the option of the Holder may be repaid.

      Section 1.12 Record Date. The term "Record Date" shall, unless otherwise specified in the applicable Note Terms Certificate, mean the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date with respect to any Note.

                                  ARTICLE II

                              GENERAL PROVISIONS

      Section 2.1  Establishment of Series.  Pursuant to the provisions of
Section 2.3 of the Indenture, there is hereby established a series of Securities designated generally as the Medium-Term Notes Due Nine Months or More From Date of Issue, Series A, that may be sold and issued from time to time, at an aggregate initial offering price of up to U. S. $300,000,000 (the "Notes"), subject to reduction by the aggregate initial offering price of any other Securities that may be theretofore sold and issued by the Issuer pursuant to the terms of the Indenture. Forms of a Fixed Rate Note and a Floating Rate Note, excluding in each case terms and provisions to be included therein pursuant to a Note Terms Certificate, are attached hereto as Exhibits B-1 and B-2, respectively, and by this reference incorporated herein.

      Section 2.2 Authentication and Issuance. The Notes may be authenticated and issued in one or more issues or tranches of Notes of like tenor and terms. The entire series of Notes shall be deemed to be subject to a Periodic Offering; the procedures for authentication and delivery of one or more issues or tranches of Notes subject to such Periodic Offering to which reference is made in Section
2.4 of the Indenture are set forth in the Administrative Procedures (the "Administrative Procedures") authorized and adopted by the Board of Directors of the Issuer and attached hereto as Exhibit C; and the New York affiliate of the Trustee (the "Issuing and Paying Agent"), upon compliance by the Issuer with the requirements of Section 2.4 of the Indenture, shall authenticate and deliver Notes in accordance with the Administrative Procedures. To the extent that the terms of any such issue or tranche are not set forth in the Indenture, as supplemented and amended by this First Supplemental Indenture, they shall be established by means of an Officer's Certificate delivered to the Issuing and Paying Agent pursuant to Section 2.3 of the Indenture (a "Note Terms Certificate"). In accordance with the procedures set forth in the Indenture and the Administrative Procedures, and to the extent the following terms and provisions are set forth in a Note Terms Certificate:

          (a) Each Note shall be dated a date determined in accordance with the Administrative Procedures, which date may vary among the Notes;

          (b) each Note will mature on a day nine months or more from its date of issue (its "Stated Maturity Date") determined in accordance with the Administrative Procedures, which Stated Maturity Date may vary among the Notes;

          (c) each Note shall bear interest, if any, at a fixed rate (a "Fixed Rate Note") or at a floating rate (a "Floating Rate Note"), and the interest rate for a Fixed Rate Note or the Interest Rate Basis for determining the floating interest rate for a Floating Rate Note shall be established in accordance with the Administrative Procedures, which interest rate or Interest Rate Basis may vary among the Notes;

          (d) interest on each Fixed Rate Note and each Floating Rate Note shall accrue from its date of issue;

          (e) the floating interest rate on each Floating Rate Note shall be reset on such date or dates as shall be established in accordance with the Administrative Procedures, which date or dates may vary among the Notes;

          (f) interest on each Note shall be payable in arrears on the date or dates specified therein and determined in accordance with the Administrative Procedures, which date or dates may vary among the Notes;

          (g) each Note may be subject to redemption, in whole or in part, prior to its Stated Maturity Date at the option of the Issuer to the extent so provided in accordance with the Administrative Procedures; and

          (h) each Note may be subject to repayment, in whole or in part, prior to its Stated Maturity Date at the option of the Holder thereof to the extent so provided in accordance with the Administrative Procedures.

      Section 2.3 Maturities. Each Note will mature on its Stated Maturity Date, unless the principal thereof (or any installment of principal thereof) becomes due and payable prior to such Stated Maturity Date, whether by the declaration of acceleration of maturity, notice of redemption at the option of the Issuer, notice of the Holder's option to elect repayment or otherwise (the Stated Maturity Date or such prior date, as the case may be, being referred to herein as the "Maturity Date" with respect to the principal of such Note repayable on such date).

      Section 2.4 Currency. The Notes will be denominated in, and payments of principal, premium, if any, and interest, if any, in respect thereof will be made in United States dollars or such other currency as is then lawful for the settlement of public and private debts within the United States of America.

      Section 2.5 Registration. Each Note shall be issued in book entry form eligible for deposit in the book-entry system maintained by a Depositary (a "Book-Entry Note") represented by one or more fully registered Global Securities or in fully registered form (a "Certificated Note").

      Section 2.6 Payments of Principal, Premium and Interest. In the case of Book-Entry Notes, payments of principal thereof, and premium, if any, and interest, if any, thereon shall be made by the Issuer through the Issuing and Paying Agent to the Depositary. In the case of Certificated Notes, payments of principal and premium, if any, due on any Maturity Date shall be made in immediately available funds upon presentation and surrender thereof (and, in the case of any repayment on an Optional Repayment Date, as hereinafter defined, upon submission of a duly completed election form in accordance with the provisions hereinafter described) at the office or agency maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York. Payments of interest, if any, due on such Maturity Date of a Certificated Note shall be made to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. Payments of interest, if any, due on a Certificated Note on any Interest Payment Date, other than any Maturity Date, shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register of the Issuer. A Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date, other than any Maturity Date, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Issuing and Paying Agent or other paying agent not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Issuing and Paying Agent or other paying agent shall remain in effect until revoked by such Holder.

      Section 2.7 Interest in General. Unless otherwise specified in an applicable Note Terms Certificate:

          (a) Each interest-bearing Note shall bear interest from the date of its issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the Note;

          (b) Interest payments in respect of Fixed Rate Notes and Floating Rate Notes shall be made in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"); and

          (c) The first payment of interest on any such Note originally issued between a Record Date and the related Interest Payment Date shall be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date.

      Section 2.8 Interest on Fixed Rate Notes. Interest on Fixed Rate Notes will be payable on March 31 and September 30 of each year or on such other date or dates specified in the applicable Note Terms Certificate (each, an "Interest Payment Date" with respect to Fixed Rate Notes) and on the Maturity Date with respect to all or part of the principal thereof; unless otherwise specified in the applicable Note Terms Certificate, interest on Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve 30-day months;

      Section 2.9 Interest on Floating Rate Notes. Interest on Floating Rate Notes shall be payable on the date or dates specified in the applicable Note Terms Certificate (each, an "Interest Payment Date" with respect to Floating Rate Notes) and shall be determined as follows:

          (a) Any Floating Rate Note (a "Regular Floating Rate Note"), other than a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or a Note that is subject to an Addendum or to "Other/Additional Provisions," shall, except as otherwise provided in the applicable Note Terms Certificate, bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (i) plus or minus the applicable Spread, if any, and (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the initial Interest Reset Date for such Note (the "Initial Interest Reset Date"), the rate at which interest on such Regular Floating Rate Note shall be payable shall be reset as of each Interest Reset Date;

          (b) If a Note is designated as a Floating Rate/Fixed Rate Note, such Note shall, except as otherwise provided in the applicable Note Terms Certificate, bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (i) plus or minus the applicable Spread, if any, and (ii) multiplied by the applicable Spread Multiplier, if any. Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period commencing on the date specified in the applicable Note Terms Certificate (the "Fixed Rate Commencement Date") to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified in the Note Terms Certificate or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date; and

          (c) If a Note is designated as an Inverse Floating Rate Note, such Note shall, except as otherwise provided in the applicable Note Terms Certificate, bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (i) plus or minus the applicable Spread, if any, and (ii) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable Note Terms Certificate, the interest rate thereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date;

provided, however, that, in each case, the interest rate in effect for the period, if any, from the date of issue to the Initial Interest Reset Date shall be the initial interest rate of such Note (the "Initial Interest Rate"). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Notwithstanding the foregoing, a Floating Rate Note may also have either or both of the following: a maximum interest rate, or ceiling, that may accrue during any Interest Period (a "Maximum Interest Rate") and a minimum interest rate, or floor, that may accrue during any Interest Period (a "Minimum Interest Rate"). Interest accrued on a Floating Rate Note shall be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise provided in the applicable Note Terms Certificate, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year in the case of Floating Rate Notes for which an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in the applicable Note Terms Certificate, if the interest rate is to be calculated with reference to two or more Interest Rate Bases, such interest rate shall be calculated in each Interest Period in the same manner as if only the applicable Interest Rate Basis specified in the applicable Note Terms Certificate applied.

      Section 2.10 Redemption at the Option of the Issuer. To the extent an applicable Note Terms Certificate provides for an Initial Redemption Date, Notes shall be redeemable on any date on and after such Initial Redemption Date but prior to their Stated Maturity Date in whole or in part at the option of the Issuer in accordance with the provisions of Article Twelve of the Indenture; provided, however, that any partial redemption of Notes shall be in increments of $1,000 and that any remaining principal amount thereof shall be at least $1,000. Any such redemption shall be at the applicable Redemption Price, together with unpaid interest accrued to the date of redemption.

      Section 2.11 Repayment at the Option of the Holder. To the extent an applicable Note Terms Certificate provides for one or more Optional Repayment Dates, Notes shall be subject to repayment at the option of the Holders thereof on any such Optional Repayment Date in whole or in part; provided, however, that any partial repayment of Notes shall be in increments of $1,000 and that any remaining principal amount thereof shall be at least $1,000. Any such repayment shall be at a repayment price of 100% of the unpaid principal amount to be repaid on such Optional Repayment Date, together with unpaid interest accrued to the date of repayment.

                                  ARTICLE III

                                 MISCELLANEOUS

      Section 3.1 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument.

      Section 3.2 Effect of Headings. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 3.3 Provisions for the Sole Benefit of Parties and Holders. Nothing in the Indenture, as supplemented, amended and modified by this First Supplemental Indenture, or in the Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under the Indenture, as so supplemented, amended and modified, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and the appropriate corporate seals to be hereunto affixed and attested, all as of the 5th day of December, 1996.

                                    HALLIBURTON COMPANY


                                    By: /s/ Robert M. Kennedy
                                    Title: Vice President - Legal

Attest:

/s/ Susan S. Keith

Title: Vice President and
        Secretary


                                    TEXAS COMMERCE BANK NATIONAL
                                         ASSOCIATION


                                    By: /s/ Terry L. Stewart
                                    Title: Assistant Vice President

                                                                       EXHIBIT A

                           INTEREST RATE DEFINITIONS

     Unless otherwise specified in the applicable Note Terms Certificate, the Calculation Agent shall determine each Interest Rate Basis in accordance with the following provisions.

     CD RATE. Unless otherwise specified in the applicable Note Terms Certificate, "CD Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CD Rate (a "CD Rate Interest Determination Date"), the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Note Terms Certificate as published by the Board of Governors of the Federal Reserve System in "Statistical Release
H. 15(519), Selected Interest Rates" or any successor publication ("H. 15(519)") under the heading "CDS (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable Note Terms Certificate as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity specified in the applicable Note Terms Certificate in an amount that is representative for a single transaction in that market at that time; provided, however, that, if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date shall be the CD Rate in effect immediately prior to such CD Rate Interest Determination Date.

     CMT RATE. Unless otherwise specified in the applicable Note Terms Certificate, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Index Maturity for (i), if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii), if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in the applicable Note Terms Certificate, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Index Maturity for such CMT Rate Interest Determination Date as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination

Date shall be such treasury constant maturity rate for the Designated CMT Index Maturity (or such other United States Treasury rate for the Designated CMT Index Maturity) for such CMT Rate Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and as the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date shall be calculated by the Calculation Agent as a yield to maturity, based on the arithmetic mean of the secondary market closing offer prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Index Maturity and a remaining term to maturity of not less than such Designated CMT Index Maturity minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Index Maturity and a remaining term to maturity closest to the Designated CMT Index Maturity and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate shall be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes shall be eliminated; provided, however, that, if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Index Maturity, the Calculation Agent shall obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified in the applicable Note Terms Certificate (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H. 15(519). If no such page is specified in the applicable Note Terms Certificate, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Index Maturity" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Note Terms Certificate with respect to which the CMT Rate will be calculated or, if no such maturity is specified in the applicable Note Terms Certificate, 2 years.

     COMMERCIAL PAPER RATE. Unless otherwise specified in the applicable Note Terms Certificate, "Commercial Paper Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Commercial Paper Rate (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as hereinafter defined) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Note Terms Certificate as published in H. 1 5 (519) under the heading "Commercial Paper." If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in the applicable Note Terms Certificate as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Note Terms Certificate placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that, if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

     Money Market Yield -             D x 360          x 100
                                      --------
                                 360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

     ELEVENTH DISTRICT COST OF FUNDS RATE. Unless otherwise specified in the applicable Note Terms Certificate, "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Interest Determination Date"), the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate

Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank ("FHLB") of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect immediately prior to such Eleventh District Cost of Funds Rate Interest Determination Date.

     FEDERAL FUNDS RATE. Unless otherwise specified in the applicable Note Terms Certificate, "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that, if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect immediately prior to such Federal Funds Rate Interest Determination Date.

     LIBOR. Unless otherwise specified in the applicable Note Terms Certificate, "LIBOR" means the rate determined in accordance with the following provisions:

          (i) With respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Note Terms Certificate, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States dollars having the Index Maturity specified in such Note Terms Certificate, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or
     (b) if "LIBOR Telerate" is specified in the applicable Note

     Terms Certificate or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Note Terms Certificate as the method for calculating LIBOR, the rate for deposits in United States dollars having the Index Maturity specified in such Note Terms Certificate, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page as specified in clause (i) above, LIBOR will be the arithmetic mean of the quotations for deposits in United States dollars for the period of the Index Maturity specified in the applicable Note Terms Certificate, commencing on the applicable Interest Reset Date, offered to prime banks in the London interbank market by the principal London offices of four major reference banks (which may include affiliates of the Agents) in the London interbank market, as selected by the Calculation Agent, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in London, England, on such LIBOR Interest Determination Date by three major reference banks (which may include affiliates of the Agents) in London, England, selected by the Calculation Agent for loans in United States dollars to leading European banks, having the Index Maturity specified in the applicable Note Terms Certificate and in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that, if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect immediately prior to such LIBOR Interest Determination Date.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Note Terms Certificate, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in each Note Terms Certificate (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars, or (b) if "LIBOR Telerate" is specified in the applicable Note Terms Certificate or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Note Terms Certificate as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such Note Terms Certificate (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

     PRIME RATE. Unless otherwise specified in the applicable Note Terms Certificate, "Prime Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Prime Rate (a "Prime Rate Interest Determination Date"), the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, then the Prime Rate on such Prime Rate Interest Determination Date shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate on such Prime Rate Interest Determination Date shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies (which may include affiliates of the Agents) to obtain four such prime rate quotations, provided that such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that, if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect immediately prior to such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

     TREASURY RATE. Unless otherwise specified in the applicable Note Terms Certificate, "Treasury Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined by reference to the Treasury Rate (a "Treasury Rate Interest Determination Date"), the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Note Terms Certificate, as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the Auction of Treasury Bills having the Index Maturity specified in the applicable Note Terms Certificate are not reported as provided by 3:00 P.M., New York City time, on the related Calculation Date or if no such Auction is held, then the Treasury Rate will be calculated by the Calculation Agent as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Note Terms

Certificate; provided, however, that, if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Rate Interest Determination Date.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

     Any provisions with respect to the Notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity Date, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face thereof or in an Addendum relating thereto, if so specified on the face thereof and described in the applicable Note Terms Certificate.

DISCOUNT NOTES

     The Company may offer Notes ("Discount Notes") from time to time that have an Issue Price (as specified in the applicable Note Terms Certificate) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and par is referred to herein as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the Holder of such Discount Note will be equal to the sum of (i) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) unpaid interest, if any, accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

     Unless otherwise specified in the applicable Note Terms Certificate, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount shall be accrued using a constant yield method.
The constant yield shall be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as hereinafter defined), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If, in the case of an interest bearing Discount Note, the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounding period for such Discount Note, a proportionate amount of the yield for an entire compounding period shall be accrued. If, in such case, the Initial Period is longer than the compounding period, then such period shall be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), certain Discount Notes may not be treated as having original issue discount within the meaning of the Code, and Notes other than Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Income Tax Considerations."

INDEXED NOTES

     The Company may from time to time offer Notes ("Indexed Notes") with the amount of principal, premium or interest payable in respect thereof to be determined by reference to the price or prices of specified commodities or stocks or to other items, in each case as specified in the applicable Note Terms Certificate. In certain cases, Holders of Indexed Notes may receive a principal payment on the Maturity Date that is greater than or less than the principal amount of such Indexed Notes depending upon the relative value on the Maturity Date of the specified indexed item. Information as to the method for determining the amount of principal, premium, if any, or interest, if any, payable in respect of Indexed Notes, certain historical information with respect to the specified indexed item and any material tax considerations associated with an investment in Indexed Notes will be specified in the applicable Note Terms Certificate.

AMORTIZING NOTES

     The Company may from time to time offer Notes ("Amortizing Notes") with the amount of principal thereof and interest thereon payable in installments over the term of such Notes. Unless otherwise specified in the applicable Note Terms Certificate, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Note Terms Certificate, including a table setting forth repayment information for such Amortizing Notes.

                         SECOND SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER 12, 1996

                                     AMONG

                             HALLIBURTON COMPANY,

                             HALLIBURTON HOLD CO.

                                      and

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                  as Trustee



(Second Senior Indenture)

     This Second Supplemental Indenture dated as of December 12, 1996 is among Halliburton Company, a Delaware corporation (the "Issuer"), Halliburton Hold Co., a Delaware corporation ("Holding Company"), and Texas Commerce Bank National Association, a national banking association, as Trustee, and supplements, amends and modifies that certain Second Senior Indenture dated as of December 1, 1996 between the Issuer and the Trustee (the "Second Senior Indenture"):

                                   RECITALS:

     The Issuer, the Holding Company and Halliburton Merge Co., a Delaware corporation and an indirect, wholly owned subsidiary of the Issuer ("Mergeco"), have executed and delivered an Agreement and Plan of Reorganization dated as of December 11, 1996 pursuant to which Mergeco will be merged with and into the Issuer (the "Merger"), which will be the corporation surviving the Merger, and the outstanding capital stock of the Issuer will be converted into capital stock of the Holding Company.

     To effect the Reorganization, the Issuer has incorporated the Holding Company as a new first-tier subsidiary corporation, which in turn has incorporated Halliburton Delaware, Inc., a Delaware corporation ("Newco"), as a new second-tier subsidiary, which in turn has incorporated Mergeco as a new third-tier subsidiary corporation.

     As a result of effectuation of the Merger, the Holding Company will become a holding company and the Issuer will become an indirect wholly-owned subsidiary of the Holding Company.

     The Merger will be effected pursuant to Section 251(g) of the General Corporation Law of the State of Delaware ("DGCL"), which permits effectuation of such a merger without a vote of stockholders of either constituent corporation.

     Pursuant to the Merger, the corporate name of the Issuer will be changed to "Halliburton Energy Services, Inc." and, immediately thereafter, the corporate name of the Holding Company will be changed to "Halliburton Company".

     The Issuer and the Trustee have heretofore executed and delivered the First Supplemental Indenture dated as of December 5, 1996 to the Second Senior Indenture, which provides for the designation and issuance of a series of medium-term notes (the "Notes").

     None of the Notes has yet been issued; the Issuer has issued no indebtedness pursuant to the Second Senior Indenture and will not do so prior to the Merger.

     The Holding Company and the Issuer intend that the Holding Company shall assume the obligations of the Issuer with respect to the Second Senior Indenture and that the Holding Company will be the Issuer with respect to any indebtedness thereafter issued under the Second Senior Indenture.

     NOW, THEREFORE, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

                                   ARTICLE I

     Section 1.1 Definitions. Capitalized terms used but not defined herein are defined in the Second Senior Indenture and are used herein with the meanings ascribed to them therein.

     Section 1.2 Second Senior Indenture. The Holding Company shall, effective as of the effective time of the Merger under the DGCL (the "Effective Time"), assume, and shall thereafter timely pay, perform and discharge, each and every obligation of the Issuer under and with respect to the Second Senior Indenture, including without limitation those certain covenants contained in Sections 3.6, 3.7 and 3.8 of the Second Senior Indenture (the "Special Covenants"). In this regard, the Special Covenants shall be interpreted, from and after the Effective Time, (i) to apply to the Holding Company, as the "Issuer" thereunder, and to the Issuer, as a "Restricted Subsidiary" thereunder, and (ii) not to apply to the Issuer, as the "Issuer" thereunder. From and after the Effective Time, the Issuer shall have no obligation to pay, perform or discharge any indebtedness thereafter issued under the Second Senior Indenture, all such obligations being solely those of the Holding Company.

                                  ARTICLE II

     Section 2.1 Effectiveness. Although this Second Supplemental Indenture may be executed and delivered by the parties hereto prior thereto, the provisions hereof shall not become effective unless and until the Merger becomes effective under the DGCL and, under such circumstances, shall become effective concurrently with the Effective Time of such Merger. From and after the Effective Time, the Second Senior Indenture, as hereby supplemented, amended and modified, shall remain in full force and effect.

     Section 2.2 References. Each reference in the Second Senior Indenture or this Second Supplemental Indenture to any article, section, term or provision of the Second Senior Indenture shall mean and be deemed to refer to such article, section, term or provision of the Second Senior Indenture, as modified by this Second Supplemental Indenture, except where the context otherwise indicates.

     Section 2.3 Benefit. All the covenants, provisions, stipulations and agreements contained in this Second Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the Debentures and any other Securities issued and outstanding from time to time under the Second Senior Indenture, as hereby amended and supplemented.

     Section 2.4 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to be a single instrument.

     Section 2.5 Governing Law. This Second Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state without regard to principles of conflicts of laws, except as may otherwise required by mandatory provisions of law.

     Section 2.6 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the said Halliburton Company, Halliburton Hold Co. and Texas Commerce Bank National Association have each caused this Second Supplemental Indenture to be executed in its corporate name by the officer whose name is subscribed below, thereunto duly authorized, and its corporate seal to be hereunto affixed and, in the cases of Halliburton Company and Halliburton Hold Co., attested by its Secretary or Assistant Secretary, all as of the day and year first above written.

                                       HALLIBURTON COMPANY


                                       By  /s/ Lester L. Coleman
Attest:                                Name:  Lester L. Coleman
                                       Title: Executive Vice President

By  /s/ Susan S. Keith
Name:  Susan S. Keith
Title: Vice President and
        Secretary

                                       HALLIBURTON HOLD CO.


                                       By  /s/ Robert M. Kennedy
Attest:                                Name:  Robert M. Kennedy
                                       Title: Vice President

By  /s/ Susan S. Keith
Name:  Susan S. Keith
Title: Secretary

                                       TEXAS COMMERCE BANK
                                            NATIONAL ASSOCIATION


                                       By  /s/ Terry L. Stewart
                                       Name:  Terry L. Stewart
                                       Title: Assistant Vice President